UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2013
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On November 4, 2013, Celanese Corporation (the “Company”) announced that it was initiating discussions with local employee representatives concerning the possible closure of its subsidiary’s acetic anhydride plant in Roussillon, France and its subsidiary’s vinyl acetate monomer ("VAM") unit in Tarragona, Spain.
On December 10, 2013, the Company announced that the consultation process had been completed by its French subsidiary with their employee delegates in Roussillon, France, and by its Spanish subsidiary with the work council in Tarragona, Spain. Both consultation processes were initiated in November 2013. These consultations resulted in negotiated and approved redundancy and social plans for the affected employees. The social plans include measures aimed at minimizing the effects of the facility closures on the workforces at Roussillon and Tarragona. The measures of assistance include providing training, outplacement and severance.
The subsidiaries will cease all manufacturing operations and associated activities at the acetic anhydride plant in Roussillon and at the VAM unit in Tarragona by the end of 2013, and will proceed to decommission both facilities. As a result of the Roussillon site closure and the Tarragona VAM unit closure, the Company expects to record exit costs, primarily during the fourth quarter of 2013, in the range of $100-110 million, including personnel-related exit costs of approximately $30 million, contract termination costs of approximately $30 million, other facility-related shutdown costs of approximately $5 million and non-cash asset impairment charges of approximately $35-45 million. The above exit costs exclude site obligations which the Company has previously accrued, as reflected in the Company's Form 10-Q for the period ended September 30, 2013. The related cash outflows will occur over approximately a one-year period.
The information set forth in Item 2.05 contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, expected future costs associated with the closure of its acetic anhydride plant in Roussillon, France and at the VAM unit in Tarragona, Spain and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on February 8, 2013. Any forward-looking statement speaks only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 8.01 Other Information
On December 10, 2013, the Company issued a press release announcing the matters described in Item 2.05 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated December 10, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	December 10, 2013

INDEX TO EXHIBITS

Exhibit Number
Description

99.1	Press Release dated December 10, 2013